Exhibit 3.2

SECOND AMENDED AND RESTATED CHARTER
OF
AMSURG CORP.

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby amends and restates its Charter to supersede the original Charter and any and all prior amendments thereto as follows:

1. The name of the corporation is AmSurg Corp. (the “Corporation”).

2. The Corporation is for profit.

3. The duration of the Corporation is perpetual.

4. The street address and zip code of the Corporation's principal office in Tennessee shall be:

20 Burton Hills Boulevard
Nashville, Tennessee 37215
Davidson County

5.     (a) The name of the Corporation's registered agent is Claire M. Gulmi.

(b) The street address, zip code, and county of the Corporation's registered office and registered agent in Tennessee shall be:

20 Burton Hills Boulevard
Nashville, Tennessee 37215
Davidson County

(c) Name and address of the incorporator:

Cynthia Y. Reisz
Bass, Berry & Sims PLC
AmSouth Center
315 Deaderick St. Suite 2700
Nashville, TN 37238

6.    The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do, or to exercise, under the Tennessee Business Corporation Act, as amended.

7.    The aggregate number of shares of capital stock the Corporation is authorized to issue is 125,000,000 shares, of which 120,000,000 shares shall be common stock, no par value (the “Common Stock”), and 5,000,000 shares shall be preferred stock, no par value (the “Preferred Stock”), of which 1,725,000 shares are designated as 5.250% Mandatory Convertible Preferred Stock, Series A-1. The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series.

The preferences, limitations, and relative rights of the above designated classes of stock shall be as follows:

(1) Common Stock. There shall be one class of Common Stock. Set forth below in this Section (1) of Article 7 is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. All Subsection references contained herein shall be to this Section (1) of Article 7.

(a) Voting. Except as required by law and subject to any voting rights provided to holders of Series C Preferred Stock by this Charter, at every meeting of shareholders of the corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(b) Distribution of Assets. If the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock shall be entitled to an equal amount of net assets for each share of Common Stock. A merger or consolidation of the Corporation with or into any other corporation or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Subsection (b).

(c) Dividends; Distributions. Holders of Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of directors from time to time out of the assets or funds of the Corporation legally available therefor.

(d) Amendment or Modification. None of the powers, preferences and relative rights of the Common Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences and relative rights of the holders of Common Stock so as to adversely affect them without being approved by the holders of the Common Stock.

(2) [Intentionally Omitted]

(3)

Section 7(3)-2. Definitions. The following terms, where used in this Section 7(3), have the following meanings:

“Accumulated Dividend Amount” shall have the meaning set forth in Section 7(3)-7(d).

“Additional Conversion Amount” shall have the meaning set forth in Section 7(3)-5(c).

“ADRs” shall have the meaning set forth in Section 7(3)-11(e).

“Agent Members” shall have the meaning set forth in Section 7(3)-21(a).

“Applicable Market Value” (i) of the Common Stock means, the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)) and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 7(3)-11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock.

“Articles of Amendment” means the Articles of Amendment to the Charter, filed with the Secretary of State of the State of Tennessee on July 1, 2014.

“Average Price” shall have the meaning set forth in Section 7(3)-4(c).

“Average VWAP” means, for any period, the average of the VWAP on each Trading Day in such period.

“Board of Directors” means the board of directors of the Company or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

“Bylaws” means the bylaws of the Company, as they may be amended from time to time.

“Charter” means the Company’s Second Amended and Restated Charter, as amended.

“Clause A Distribution” shall have the meaning set forth in Section 7(3)-11(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 7(3)-11(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 7(3)-11(a)(iii).

“Company” means AmSurg Corp. .

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the common stock, no par value per share, of the Company.

“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Trust Company N.A., the Company’s duly appointed conversion and dividend disbursing agent for the Series A-1 Preferred Stock, and any successor appointed under Section 7(3)-20.

“Conversion Date” shall have the meaning set forth in Section 7(3)-8(a).

“Conversion Rate” shall be, per share of Series A-1 Preferred Stock (excluding shares of Common Stock, if any, issued in respect of accrued and unpaid dividends pursuant to Section 7(3)-4(b)), as follows, subject to adjustment pursuant to Section 7(3)-11:

(i) if the Applicable Market Value of the Common Stock is equal to or greater than $55.13 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 1.8141 shares of Common Stock per share of Series A-1 Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $45.00 (the “Initial Price”), then the Conversion Rate shall be $100 divided by the Applicable Market Value of the Common Stock; or

(iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 2.2222 shares of Common Stock per share of Series A-1 Preferred Stock (the “Maximum Conversion Rate”).

“Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“Depositary” shall have the meaning set forth in Section 7(3)-21(a).

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on, and including, October 1, 2014 and ending on, and including, the Mandatory Conversion Date.

“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

“DTC” means The Depository Trust Company.

“Effective Date” means, with respect to a Fundamental Change, the date upon which such Fundamental Change becomes effective.

“Event of Non-payment” shall have the meaning set forth in Section 7(3)-15(b).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Company or, if applicable, from the seller of such Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” shall have the meaning set forth in Section 7(3)-11(e).

“Expiration Date” shall have the meaning set forth in Section 7(3)-11(a)(v).

“Expiration Time” shall have the meaning set forth in Section 7(3)-11(a)(v).

“Five-Day Average VWAP” (i) with respect to the Common Stock shall mean the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 7(3)-11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock, subject to Section 7(3)-11(c)(i).

“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 7(3)-4(d).

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Equity or the Company otherwise becomes aware of such ownership;

(ii) the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (b) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (c) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; or

(iii) shareholders approve any plan or proposal for the liquidation or dissolution of the Company;

(iv) the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the Company’s common shareholders (excluding cash payments for fractional shares or pursuant to dissenters’ rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Series A-1 Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.

For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

“Fundamental Change Conversion” shall have the meaning set forth in Section 7(3)-7(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 7(3)-8(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 7(3)-7(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or, if applicable, Units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price paid (or deemed paid) per share of Common Stock in such Fundamental Change, as set forth in the following table:

	Stock Price
Effective Date	$10.00	$20.00	$30.00	$40.00	$45.00	$48.00	$52.00	$55.13	$60.00	$70.00	$80.00	$90.00	$100.00	$150.00	$200.00
July 2, 2014	2.2286	2.1851	2.0702	1.9474	1.9006	1.8783	1.8547	1.8406	1.8248	1.8091	1.8051	1.8058	1.8077	1.8134	1.8143
July 1, 2015	2.2257	2.2102	2.1273	1.9962	1.9378	1.9087	1.8774	1.8585	1.8375	1.8166	1.8111	1.8108	1.8118	1.8141	1.8142
July 1, 2016	2.2233	2.2219	2.1916	2.0726	1.9958	1.9535	1.9061	1.8775	1.8468	1.8200	1.8144	1.8138	1.8140	1.8141	1.8141
July 1, 2017	2.2222	2.2222	2.2222	2.2222	2.2222	2.0833	1.9231	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Date dates in the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two Effective Date dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 7(3)-11; and

(iii) if the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b) if the Effective Date is between two Effective Date dates on the table, using straight-line interpolation, as described herein.

The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 7(3)-11.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 7(3)-7(d).

“Global Preferred Share” shall have the meaning set forth in Section 7(3)-21(a).

“Global Shares Legend” shall have the meaning set forth in Section 7(3)-21(a).

“Holder” means the Person in whose name shares of the Series A-1 Preferred Stock are registered.

“Initial Liquidation Preference” means $100 per share of Series A-1 Preferred Stock.

“Initial Price” shall have the meaning set forth in the definition of Conversion Rate.

“Issue Date” shall mean July 2, 2014, which is the original issue date of the Series A-1 Preferred Stock.

“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock of the Company established after the Issue Date (other than the Preferred Merger Securities), the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Company.

“Liquidation Preference” has the meaning set forth in Section 7(3)-12(a).

“Mandatory Conversion” means a conversion pursuant to Section 7(3)-5.

“Mandatory Conversion Date” means July 1, 2017.

“Market Disruption Event” means any of the following events:

(i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system;

(ii) any event (other than a failure to open or a closure as described in clause (iii) of this definition of Market Disruption Event) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or

(iii) the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of clauses (i) and (ii) of this definition of “Market Disruption Event,” the relevant exchange or quotation system will be The Nasdaq Global Select Market; provided that if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on The Nasdaq Global Select Market, the relevant exchange or quotation system will be the principal national securities exchange on which the Common Stock (or such other security) is listed for trading.

“Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Merger Agreement” means the Purchase Agreement and Agreement and Plan of Merger, as in effect on the date hereof, among the Company, Arizona Merger Corporation, a Delaware corporation and direct wholly-owned Subsidiary of the Company, Arizona II Merger Corporation, a Delaware corporation and direct wholly-owned Subsidiary of the Company, Sunbeam GP Holdings, LLC, a Delaware limited liability company (“Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership, Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Partnership, and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, in its capacity as agent and attorney-in-fact for Seller and the unitholders of the Partnership, as amended by Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger, dated June 12, 2014.

“Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Officer” means the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate of the Company that is signed on behalf of the Company by two authorized Officers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

“Optional Conversion” shall have the meaning set forth in Section 7(3)-6(a).

“Optional Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(3)-6(b).

“Optional Conversion Average Price” shall have the meaning set forth in Section 7(3)-6(b).

“Optional Conversion Date” shall have the meaning set forth in Section 7(3)-8(c).

“Parity Stock” means any class of capital stock or series of Preferred Stock of the Company established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

“Partnership” shall have the meaning set forth in the definition of Merger Agreement.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 7(3)-15(b).

“Preferred Merger Securities” means the Company’s Series D Mandatorily Convertible Preferred Stock, no par value per share, and the Company’s Series E Contingent Convertible Preferred Stock, no par value per share, as contemplated by Exhibits F and G, respectively, to the Merger Agreement.

“Preferred Stock” means any and all series of preferred stock of the Company, including, without limitation, the Series A-1 Preferred Stock.

“Purchased Shares” shall have the meaning set forth in Section 7(3)-11(a)(v).

“Record Date” means, for purposes of a Fixed Conversion Rate adjustment pursuant to Section 7(3)-11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Holders” means, as to any day, the Holders of record of the Series A-1 Preferred Stock as they appear on the stock register of the Company at 5:00 p.m., New York City time, on such day.

“Registrar” means the Transfer Agent.

“Regular Record Date” means with respect to payment of dividends on the Series A-1 Preferred Stock, the 15th calendar day of the month immediately preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

“Reorganization Event” shall have the meaning set forth in Section 7(3)-11(e).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.

“Seller” shall have the meaning set forth in the definition of Merger Agreement.

“Senior Stock” shall have the meaning set forth in Section 7(3)-15(c)(i).

“Series A-1 Preferred Stock” means the Company’s 5.250% Mandatory Convertible Preferred Stock, Series A-1.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Company’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and directors and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” shall have the meaning set forth in Section 7(3)-11(a)(iii).

“Stock Price” means:

(i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and

(ii) in the case of any other Fundamental Change, the Five-Day Average VWAP.

“Subsidiary” means, with respect to the Company or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.

“Trading Day” means any day on which:

(i) there is no Market Disruption Event; and

(ii) the Nasdaq Global Select Market is open for trading, or, if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq Global Select Market, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day.

A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Computershare Trust Company N.A. until a successor transfer agent is appointed pursuant to Section 7(3)-20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trigger Event” shall have the meaning set forth in Section 7(3)-11(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 7(3)-11(e)

“VWAP” means:

(i) per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page AMSG <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for such purpose; and

(ii) per share of capital stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such capital stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such capital stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for such purpose.

Section 7(3)-3. Dividends.

(a) Subject to the rights of Holders of any class of capital stock ranking senior to the Series A-1 Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors and to the extent lawful, cumulative dividends at a rate per year of 5.250% of the Initial Liquidation Preference (equivalent to $5.25 per year per share of Series A-1 Preferred Stock), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Company in its sole discretion (subject to the limitations described in Section 7(3)-4). Declared dividends on the Series A-1 Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not declared or in any Dividend Period or Dividend Periods, as the case may be, there have been funds or shares of Common Stock legally available for the payment of such dividends. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series A-1 Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Dividends payable on shares of Series A-1 Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends payable on shares of Series A-1 Preferred Stock for any period other than a full Dividend Period shall be based on the number of days elapsed during such Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated dividends on shares of Series A-1 Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A-1 Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series A-1 Preferred Stock. No dividend shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Series A-1 Preferred Stock.

(c) Holders shall not be entitled to any dividends on the Series A-1 Preferred Stock, whether payable in cash, shares of Common Stock or any combination thereof, in excess of full cumulative dividends.

(d)

(i) So long as any share of Series A-1 Preferred Stock remains outstanding:

(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock;

(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 7(3)-3(d); and

(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its Subsidiaries,

unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series A-1 Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders on the applicable Regular Record Date).

(ii) The limitations set forth in Section 7(3)-3(d)(i) shall not apply to:

(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases of shares of Common Stock in lieu of tax withholding and purchases of shares of Common Stock to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

(B) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

(C) the acquisition by the Company or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Company or any of its Subsidiaries), including as trustees or custodians; and

(D) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A-1 Preferred Stock and any shares of Parity Stock, all dividends declared on Series A-1 Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A-1 Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Company lawfully available and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Company will provide a 10 Business Days’ written notice to the Holders prior to such Dividend Payment Date.

Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Company, including Common Stock and other Junior Stock, from time to time out of any funds of the Company lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.

Section 7(3)-4. Method of Payment of Dividends.

(a) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Series A-1 Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends, may be paid by the Company, as determined in the Company’s sole discretion:

(i)    in cash;

(ii)    by delivery of shares of Common Stock; or

(iii)    by delivery, of any combination of cash and shares of Common Stock;

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of Units of Exchange Property in accordance with Section 7(3)-11(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or Units of Exchange Property, as the case may be, if lawfully permitted to do so.

(b) Each payment of a declared dividend on the Series A-1 Preferred Stock shall be made in cash, except to the extent the Company timely elects to make all or any portion of such payment in shares of Common Stock. The Company shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Company does not provide timely notice of such election, the Company will be deemed to have elected to pay the relevant dividend in cash.

(c) If the Company elects to pay any dividend or portion thereof in shares of Common Stock, such shares of Common Stock shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered, in connection with any declared dividend on the Series A-1 Preferred Stock, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $15.75, subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate as set forth in Section 7(3)-11 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Average Price, the Company shall, if it is legally able to do so, notwithstanding any notice by the Company to the contrary, pay such excess amount in cash.

(e) To the extent that the Company, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on the Series A-1 Preferred Stock, including dividends paid in connection with a conversion, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Company for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Company shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the Nasdaq Global Select Market (or if the shares of Common Stock are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the shares of Common Stock are then listed).

(f) In respect of any cash paid, shares of Common Stock issued or Units of Exchange Property delivered in payment or partial payment of a dividend to a Non-U.S. Holder, the Company shall withhold and, in the case of such shares of Common Stock or Units of Exchange Property, the Company may do so by selling (or directing the Transfer Agent or any paying agent on behalf of the Company to withhold and sell) such amount in cash, number of shares of Common Stock or Units of Exchange Property as the Company deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such Non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Company has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of cash, shares of Common Stock or Units of Exchange Property to such Non-U.S. Holder.

Section 7(3)-5. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each outstanding share of Series A-1 Preferred Stock shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate, unless such share of Series A-1 Preferred Stock has been converted prior to the Mandatory Conversion Date in the manner described in Section 7(3)-6 or Section 7(3)-7; provided that if the Mandatory Conversion Date is not a Business Day, the Mandatory Conversion Date shall be postponed to the following Business Day; provided further, that if the Applicable Market Value is first determinable on a date later than the Mandatory Conversion Date because there are one or more Scheduled Trading Days that are not Trading Days during the 20 consecutive Scheduled Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date, the Mandatory Conversion Date shall be postponed to such later date.

(b) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price, the Floor Price, the Fundamental Change Date, and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 7(3)-11.

(c) If prior to the Mandatory Conversion Date the Company has not declared all or any portion of the accumulated dividends on the Series A-1 Preferred Stock, the Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated dividends that have not been declared (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and 97% of the Average Price, the Company shall, if the Company is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

Section7(3)-6. Optional Conversion at the Option of the Holder.

(a) Holders shall have the right to convert their shares of Series A-1 Preferred Stock, in whole or in part (but in no event less than one share Series A-1 Preferred Stock) (any conversion pursuant to this Section 7(3)-6, an “Optional Conversion”), at any time prior to the Mandatory Conversion Date, other than during the Fundamental Change Conversion Period, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 7(3)-11.

(b) If as of any Optional Conversion Date the Company has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Optional Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Optional Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Optional Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the 22nd Trading Day prior to the Optional Conversion Date (such average being referred to as the “Optional Conversion Average Price”). To the extent that the Optional Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Optional Conversion Average Price, the Company will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 7(3)-6(b), upon any Optional Conversion of any shares of the Series A-1 Preferred Stock, the Company shall make no payment or allowance for undeclared dividends on such shares of the Series A-1 Preferred Stock, unless such Optional Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Company shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 7(3)-3.

(c) To effect an Optional Conversion, the converting Holder shall comply with the applicable conversion procedures set forth in Section 7(3)-8. The Company shall, in accordance with the instructions provided by the Holder thereof in the written notice of conversion provided to the Company pursuant to Section 7(3)-8, deliver to the Holder the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion, together with payment of cash in lieu of any fraction of a share of Common Stock, as provided in Section 7(3)-10, and any certificate or certificates, as the case may be, representing shares of Series A-1 Preferred Stock, as provided in Section 7(3)-8(d)(i). Such delivery shall take place on the third Business Day succeeding the Optional Conversion Date. If applicable, the Company shall instruct the Transfer Agent to register the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion in the name or names, as the case may be, specified by such Holder in the notice of conversion.

Section 7(3)-7. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, Holders, subject to adjustments in accordance with Section 7(3)-11, shall have the right to:

(i) convert their Series A-1 Preferred Stock, in whole or in part (but in no event less than one Series A-1 Preferred Stock) (any such conversion pursuant to this Section 7(3)-7 being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) from and including the Effective Date of such Fundamental Change to, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 30 calendar days after the Effective Date (any conversion pursuant to this Section 7(3)-7, a “Fundamental Change Conversion”) (1) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Series A-1 Preferred Stock; or (2) if the Fundamental Change also constitutes a Reorganization Event, Units of Exchange Property in accordance with Section 7(3)-11(e), based on the Fundamental Change Conversion Rate;

(ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in shares of Common Stock; and

(iii) with respect to such converted shares, receive the Accumulated Dividend Amount payable in cash or in shares of Common Stock;

subject, in the case of clauses (ii) and (iii), to the Company’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 7(3)-7(d). Such delivery shall take place on the third Business Day following the applicable Fundamental Change Conversion Date.

Notwithstanding clauses (ii) and (iii), if such Effective Date or the relevant Fundamental Change Conversion Date falls during a Dividend Period for which the Company declared a dividend, the Company shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 7(3)-3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.

(b) To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Company’s becoming aware of the occurrence of a Fundamental Change, a written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Record Holders. Such notice shall contain:

(i) the date on which the Fundamental Change is anticipated to be effected;

(ii) the Fundamental Change Conversion Period;

(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv) whether the Company has elected to pay all or any portion of accrued and unpaid dividends in shares of Common Stock or Units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of Common Stock or Units of Exchange Property.

(c) To effect a Fundamental Change Conversion, the converting Holder must submit its Series A-1 Preferred Stock for conversion and comply with the applicable conversion procedures set forth in Section 7(3)-8 at any time during the Fundamental Change Conversion Period. Holders who do not submit Series A-1 Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Series A-1 Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. To the extent a Holder does not convert its shares of Series A-1 Preferred Stock pursuant to this Section 7(3)-7 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Company shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, Units of Exchange Property as determined in accordance with Section 7(3)-11(e).

(d)
(i) For any shares of Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the shares of Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Company will at its option:

(A) pay the Holder in cash, to the extent the Company is legally permitted to do so, the present value, computed using a discount rate of 5.250% per year, of all dividend payments on the Holder’s Series A-1 Preferred Stock for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, for any Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Company has not declared any or all of the accumulated dividends on the Series A-1 Preferred Stock as of such Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert Series A-1 Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Company’s election in either:

(A) cash, to the extent the Company is legally permitted to do so,

(B) an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or

(C) a combination of cash and shares of Common Stock.

(iii) The Company shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Company elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Company elects to deliver shares of Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in shares of Common Stock exceeds the product of the number of additional shares the Company delivers in respect thereof and 97% of the Stock Price, the Company shall, if it is legally able to do so, declare and pay such excess amount in cash.

(e) Not later than the second Business Day following the Effective Date, the Company shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Company will pay such amount in cash, shares of Common Stock or a combination thereof, and specifying the combination thereof, if applicable; and

(iii) the Accumulated Dividend Amount as of the Effective Date and whether the Company will pay such amount in cash, shares of Common Stock or a combination thereof, and if applicable, specifying the combination thereof, if applicable.

Section 7(3)-8. Conversion Procedures.

(a) On the Mandatory Conversion Date, any Fundamental Change Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any shares of Series A-1 Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and on the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)), such converted shares of Series A-1 Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series A-1 Preferred Stock to receive shares of Common Stock (or Units of Exchange Property, if applicable) into which such shares of Series A-1 Preferred Stock were converted and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 7(3)-5(c), Section 7(3)-6(b) or Section 7(3)-7(d), as applicable.

(b) Subject to postponement as described in Section 7(3)-5(a), on the Mandatory Conversion Date, pursuant to Section 7(3)-5, any outstanding shares of Series A-1 Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the Common Stock issuable upon any such conversion of the Series A-1 Preferred Stock shall be treated as the record holder or record holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Conversion Date. Except as provided under Section 7(3)-11, prior to 5:00 p.m., New York City time, on such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series A-1 Preferred Stock shall not be outstanding for any purpose, and Holders of shares of Series A-1 Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series A-1 Preferred Stock. No allowance or adjustment, except as set forth in Section 7(3)-11, shall be made in respect of dividends payable to holders of record of Common Stock as of any date prior to such applicable Conversion Date.

(c) To effect an Optional Conversion pursuant to Section 7(3)-6 or a Fundamental Change Conversion pursuant to Section 7(3)-7, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Series A-1 Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series A-1 Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Series A-1 Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

(the day on which the Holder complies with such requirements, the “Optional Conversion Date” or the “Fundamental Change Conversion Date”, as the case may be); provided that, the Fundamental Change Conversion Date shall be a date no earlier than the Effective Date of the Fundamental Change and no later than 5:00 p.m., New York City time, on the last day of the Fundamental Change Conversion Period.

The issuance by the Company of shares of Common Stock upon an Optional Conversion shall be deemed effective immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date.

(d) With respect to any Optional Conversion or any Fundamental Change Conversion of shares of Series A-1 Preferred Stock:

(i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Series A-1 Preferred Stock than the number of shares of Series A-1 Preferred Stock to be converted, the Company shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Company, new certificate or certificates, as the case may be, representing the number of shares of Series A-1 Preferred Stock that shall not have been converted; and

(ii) if the shares of Series A-1 Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Optional Conversion Date or Fundamental Change Conversion Date, as the case may be, the Company shall cause the Transfer Agent and Registrar to reduce the number of shares of Series A-1 Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

Section 7(3)-9. Reservation of Common Stock.

(a) The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common stock, solely for issuance, the full number of shares of Common Stock issuable upon payment of accrued and unpaid dividends and upon conversion of the Series A-1 Preferred Stock at the Maximum Conversion Rate then in effect.

(b) All shares of Common Stock delivered upon conversion of the Series A-1 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A-1 Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder, if any, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A-1 Preferred Stock and payment of dividends thereon, if any; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series A-1 Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A-1 Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 7(3)-10. Fractional Shares.

(a) No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued to Holders, including as a result of any conversion of shares of Series A-1 Preferred Stock or as a result of any payment of dividends on the Series A-1 Preferred Stock in shares of Common Stock or Units of Exchange Property.

(b) In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable upon Mandatory Conversion, Optional Conversion or Fundamental Change Conversion (including in connection with a dividend payment), that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock, or, if applicable, such other common stock or ADR, on the Trading Day immediately preceding the applicable Conversion Date.

(c) If more than one share of the Series A-1 Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion. If the Company pays dividends in Common Stock, other common stock or ADRs pursuant to Section 7(3)-4(b) on more than one share of Series A-1 Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion.

Section 7(3)-11. Conversion Rate Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i) If the Company issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Company effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0      =     the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1     =     the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0     =     the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (and prior to giving effect to such event); and

OS1     =     the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this Section 7(3)-11(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If the Company issues to all or substantially all holders of the Common Stock any rights (other than pursuant to any shareholder rights plan), options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0    =    the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such issuance;

CR1    =    the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

OS0    =     the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date;

X     =     the number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y     =     the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this Section 7(3)-11(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such issuance had not been announced.

For purposes of this Section 7(3)-11(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) If the Company pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Company’s capital stock (other than Common Stock), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the capital stock, indebtedness or assets of the Company, excluding:

(1)     any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 7(3)-11(a)(i) or Section 7(3)-11(a)(ii);

(2)     dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7(3)-11(a)(iv) below;

(3)     Spin-Offs as to which the provisions set forth below in this Section 7(3)-11(a)(iii) apply; and

(4)     any dividends or distributions in connection with a Reorganization Event that is included in Exchange Property under Section 7(3)-11(e),

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - FMV)

where,

CR0    =     the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1    =     the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

SP0     =     the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution; and

FMV     =     the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Company’s capital stock (other than Common Stock), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the capital stock, indebtedness or assets of the Company, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined in this Section 7(3)-11(a)(iii)) of any dividend or other distribution for purposes of this Section 7(3)-11(a)(iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section 7(3)-11(a)(iii)) is equal to or greater than “SP0” (as defined in this Section 7(3)-11(a)(iii)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of shares of the Company’s capital stock (other than Common Stock), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the capital stock, indebtedness or assets of the Company that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution.

Any increase made under the portion of this Section 7(3)-11(a)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section 7(3)-11(a)(iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or, when issued, will be, traded on a

U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)
MP0

where,

CR0    =     the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

CR1    =     the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

FMV0    =     the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and

MP0     =     the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at 5:00 p.m., New York City time, on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the Record Date for such dividend or distribution. The Company shall delay the settlement of any conversion of shares of the Series A-1 Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Company shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 7(3)-11(a)(iii) (and subject in all respects to Section 7(3)-11(a)(i) and Section 7(3)-11(a)(ii)):

(A) rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(3)-11(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 7(3)-11(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 7(3)-11(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 11(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7(3)-11(a)(i), Section 7(3)-11(a)(ii) and this Section 7(3)-11(a)(iii), if any dividend or distribution to which this Section 7(3)-11(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 7(3)-11(a)(i)is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section 7(3)-11(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7(3)-11(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 7(3)-11(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 7(3)-11(a)(i) and Section 7(3)-11(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date” within the meaning of Section 7(3)-11(a)(i) or “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date” within the meaning of Section 7(3)-11(a)(ii).

(iv) If the Company pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - C)

where,

CR0    =     the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1    =    the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0    =     the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

C     =     an amount of cash per share of Common Stock that the Company distributes to holders of the Common Stock.

Notwithstanding the foregoing, if “C” (as defined in this Section 7(3)-11(a)(iv)) is equal to or greater than “SP0” (as defined in this Section 7(3)-11(a)(iv)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution.

Any adjustment to the Fixed Conversion Rates pursuant to this Section 7(3)-11(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(v) If the Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 7(3)-11(c)(iii)) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	(FMV + (SP1 x OS1))
(SP1 x OS0)

where:

CR0    =     the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1    =     the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV    =     the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);
OS1     =     the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0    =     the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1    =     the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this Section 7(3)-11(a)(v) shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Company shall delay the settlement of any conversion of Series A-1 Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Company shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) If the Company has in effect a shareholder rights plan while any shares of Series A-1 Preferred Stock remain outstanding, Holders shall receive, upon a conversion of Series A-1 Preferred Stock, in addition to Common Stock, rights under the Company’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders would not be entitled to receive any rights in respect of the Common Stock, if any, that the Company is required to deliver upon conversion of Series A-1 Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the capital stock, indebtedness or assets of the Company pursuant to Section 7(3)-11(a)(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to Section 7(3)-11(a)(ii) or Section 7(3)-11(a)(iii) above.

(b) Adjustment for Tax Reasons. The Company may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 7(3)-11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Company’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Company (or Transfer Agent or any paying agent on behalf of the Company) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Five-Day Average VWAP.

(i) All required calculations will be made to the nearest cent or 1/10,000th of a share.

If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 7(3)-11, an inversely proportional adjustment shall also be made (x) to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)), and (y) to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7(3)-11(a) or Section 7(3)-11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Company shall make appropriate adjustments to the VWAP per share of Common Stock used to calculate the Applicable Market Value or the Five-Day Average VWAP, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value or the Five-Day Average VWAP, as the case may be, is being calculated.

(ii) Notwithstanding Section 7(3)-11(a), no adjustment to the Fixed Conversion Rates shall be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding shares of Series A-1 Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series A-1 Preferred Stock held by such Holders.

(iii) The Fixed Conversion Rates shall not be adjusted except as provided herein. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted for:

(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company or any Subsidiaries of the Company;

(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D) a change solely in the par value of the Common Stock;

(E) stock repurchases that are not tender offers, including structured or derivative transactions;

(F) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(G) a third-party tender or exchange offer; or

(H) the payment of dividends on the Series A-1 Preferred Stock, whether in cash or in shares of Common Stock.

(iv) The Company shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, is to be adjusted, the Company shall: (i) compute such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Company with or into another Person or any statutory exchange or binding share exchange; or

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series A-1 Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”), and, at the effective time of such Reorganization Event, the Company shall amend its Charter to provide for such change in the convertibility of the Series A-1 Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election with respect to the kind and amount of Exchange Property so receivable (or of all such holders if none makes an election). The Conversion Rate then in effect shall be applied on the applicable Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event (a “Unit of Exchange Property”), as determined in accordance with this Section 7(3)-11(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)) and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be (or for the purpose of determining the Stock Price on a Fundamental Change Conversion Date, the value of such common stock or ADRs shall be the Five-Day Average VWAP determined with regard to a share of such common stock or a single ADR, as the case may be). For the purpose of paying accrued and unpaid dividends in Units of Exchange Property in accordance with Section 7(3)-4, the value of a Unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.

The above provisions of this Section 7(3)-11(e) shall similarly apply to successive Reorganization Events and the provisions of Section 7(3)-11(a)-(d) shall apply to any shares of capital stock of the Company (or of any successor) received by the holders of Common Stock in any such Reorganization Event.

The amendment to the Charter providing that the Series A-1 Preferred Stock shall be convertible into Exchange Property shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Section 7(3)-11. The Company shall not become a party to any Reorganization event unless the terms of such transaction are consistent with this Section 7(3)-11(e).

The Company (or any successor) shall, as soon as reasonably practicable (but in any event within five Business Days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7(3)-11(e).

(f) For purposes of this Section 7(3)-11, the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 7(3)-12. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series A-1 Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, subject to the rights of any creditors of the Company, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Company, payment in full in an amount equal to the sum of (x) the Initial Liquidation Preference and (y) an amount equal to any accrued and unpaid dividends on each share of Series A-1 Preferred Stock, whether or not declared, to (but not including) the date fixed for liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 7(3)-12(a) the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A-1 Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full accrued and unpaid respective distributions to which they are entitled.

(c) Residual Distributions. After payment of the full amount of the Liquidation Preference, including an amount equal to any accrued and unpaid dividends, to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Company (or proceeds thereof).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 7(3)-12, the merger or consolidation of the Company with or into any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 7(3)-13. No Sinking Fund. The Series A-1 Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.

Section 7(3)-14. Status of Converted or Repurchased Shares. Shares of Series A-1 Preferred Stock that are duly converted in accordance herewith or repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series A-1 Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A-1 Preferred Stock.

Section 7(3)-15. Voting Rights.

(a) General. Holders shall not have any voting rights in respect of their shares of Series A-1 Preferred Stock except as set forth below or as otherwise from time to time required by law or the Charter. Except as provided herein with respect to voting rights allocated pro rata with other classes or series of Parity Stock based on the liquidation preference of each such class or series, Holders will be entitled to one vote for each such share on any matter on which Holders are entitled to vote, including any action by written consent.

(b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series A-1 Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive (an “Event of Non-payment”), the Holders will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) at the next annual meeting or special meeting of the Company’s shareholders and at each subsequent annual meeting or special meeting of the Company’s shareholders until all accrued and unpaid dividends have been paid in full or fully set aside for payment on Series A-1 Preferred Stock, at which time such right will terminate, except as otherwise provided herein or expressly provided by law, subject to revesting in the event of each and every Event of Non-payment; provided that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which the Company’s securities may then be listed or traded that listed or traded companies, including that the Company have a majority of independent directors.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Company’s shareholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series A-1 Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Company’s shareholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders and the holders of any one or more classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the Preferred Directors that such Holders and holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders and holders of shares representing at least a majority of the voting power of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights shall be required to constitute a quorum of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights. The affirmative vote of Holders and the holders of any Parity Stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c) Voting Rights as to Particular Matters. So long as any shares of Series A-1 Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least two-thirds in voting power of the shares of Series A-1 Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable at the time, voting together as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Amendment or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company (other than the Preferred Merger Securities) ranking senior to Series A-1 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company (“Senior Stock”);

(ii) Amendment of Series A-1 Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles of Amendment or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(3)-15(c)(iii), any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A-1 Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange, a reclassification involving the Series A-1 Preferred Stock, or a merger or consolidation of the Company with or into another corporation or other entity, unless in each case (x) the Series A-1 Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the Series A-1 Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A-1 Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(3)-15(c), (A) the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock (including the Series A-1 Preferred Stock), ranking equally with and/or junior to Series A-1 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company and (B) the amendment to the Charter to authorize and create, and the issuance of, the Preferred Merger Securities, to the extent required under to the Merger Agreement, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A-1 Preferred Stock is listed or traded at the time.

Section 7(3)-16. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the Record Holder of any share of Series A-1 Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

Section 7(3)-17. Notices. All notices or communications in respect of Series A-1 Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Articles of Amendment, the Charter, the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A-1 Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

Section 7(3)-18. No Pre-emptive Rights; No Redemption Right. No share of Series A-1 Preferred Stock or share of Common Stock issued upon conversion of the Series A-1 Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series A-1 Preferred Stock are not redeemable.

Section 7(3)-19. Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series A-1 Preferred Stock certificate, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(b) The Company is not required to issue any certificate representing the Series A-1 Preferred Stock on or after the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)). In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date (subject to postponement as described in Section 7(3)-5(a)), the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series A-1 Preferred Stock formerly evidenced by the certificate.

Section 7(3)-20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, conversion and dividend disbursing agent for the Series A-1 Preferred Stock shall be Computershare Trust Company N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 7(3)-21. Form.

(a) The Series A-1 Preferred Stock shall be issued in the form of one or more permanent global shares of Series A-1 Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Series A-1 Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Charter. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 7(3)-21(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 7(3)-21(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Charter with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, the Articles of Amendment or the Charter.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A-1 Preferred Stock, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Series A-1 Preferred Stock.

Section 7(3)-22. Stock Transfer and Stamp Taxes. The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A-1 Preferred Stock or shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A-1 Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 7(3)-23. Listing. The Company hereby covenants and agrees that, if its listing application for the Series A-1 Preferred Stock is approved, upon such listing, the Company shall use its reasonable best efforts to keep the Series A-1 Preferred Stock listed on the Nasdaq Global Select Market.

If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby shall be listed on the Nasdaq Global Select Market or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Global Preferred Share or Global Preferred Shares, as the case may be or the Series A-1 Preferred Stock represented thereby are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby as may be required by law or applicable stock exchange regulations.

Section 7(3)-24. Ranking. Notwithstanding anything in this Charter to the contrary, the Series A-1 Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to the Preferred Merger Securities (if authorized and issued), any Senior Stock and the Company’s existing and future indebtedness (including trade payables).

Section 7(3)-25. Other Rights. The shares of Series A-1 Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 7(3) - Exhibit A

[FORM OF FACE OF 5.250% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A-1]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]                     [Initial] Number of Shares of Series A-1                                            Preferred Stock [ ]

CUSIP 03232P 504
ISIN US03232P5044

AMSURG CORP.

5.250% Mandatory Convertible Preferred Stock, Series A-1
(no par value)
(initial liquidation preference $100 per share)

AMSURG CORP., a Tennessee corporation (the “Company”), hereby certifies that [ ] / [Cede & Co.] (the “Holder”), is the registered owner of [ ( )] / [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Company’s designated 5.250% Mandatory Convertible Preferred Stock, Series A-1, no par value, initial liquidation preference of $100 per share (the “Series A-1 Preferred Stock”). The shares of Series A-1 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-1 Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Articles of Amendment dated [ l ], 2014 as the same may be amended from time to time (the “Articles of Amendment”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Amendment. The Company will provide a copy of the Articles of Amendment to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A-1 Preferred Stock set forth on the reverse hereof, and to the Articles of Amendment, which select provisions and the Articles of Amendment shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Articles of Amendment and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Series A-1 Preferred Stock, such shares of Series A-1 Preferred Stock shall not be entitled to any benefit under the Articles of Amendment or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by an Officer of the Company this [ ]th day of [•] 2014.

AMSURG CORP.

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series A-1 Preferred Stock referred to in the within-mentioned Articles of Amendment.

Dated: [ ]

COMPUTERSHARE TRUST COMPANY N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES A-1 PREFERRED STOCK]

Cumulative dividends on each share of Series A-1 Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Articles of Amendment.

The shares of Series A-1 Preferred Stock shall be convertible into shares of common stock, no par value per share, of the Company or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in the Articles of Amendment.

The Company shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Mandatory Convertible Preferred Stock, Series A-1)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [ ] 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), of AmSurg Corp. (the “Company”), represented by stock certificate No(s). [ ] (the “Series A-1 Preferred Stock Certificate(s)”), into shares of common stock, no par value, of the Company (the “Common Stock”) according to the conditions of the Articles of Amendment establishing the terms of the Series A-1 Preferred Stock (the “Articles of Amendment”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A-1 Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Amendment.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A-1 Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*     The Company is not required to issue shares of Common Stock until the original Series A-1 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion and Dividend Disbursing Agent.

**     Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A-1 Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:

as agent to transfer the shares of Series A-1 Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Section 7(3) - Schedule I1

AmSurg Corp.

Global Preferred Share
5.250% Mandatory Convertible Preferred Stock, Series A-1

Certificate Number: [ ]

The number of shares of Series A-1 Preferred Stock initially represented by this Global Preferred Share shall be _______. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A-1 Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

1     Attach Schedule I only to Global Preferred Shares.

8. The shareholders of the Corporation shall not have preemptive rights.

9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of Directors to be determined in the manner provided in the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each class of Directors shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Director who tenders his or her resignation shall not participate in any deliberations by the Board of Directors, or any committee thereof, relating to such Director’s tendered resignation.

A person nominated for election as a Director shall be elected by the affirmative vote of a majority of the votes cast for the Director nominee in person or by proxy at a meeting for the election of Director at which a quorum is present; provided that, (i) if the number of nominees to be considered at the meeting exceeds the number of Directors to be elected, or (ii) if a shareholder has provided the Corporation notice of a nominee for Director in accordance with the advance notice provisions of the Corporation’s Bylaws and such nomination has not been withdrawn by the day before the mailing commenced with respect to the Corporation’s proxy statement (if any) for the meeting at which the nomination would be considered, the Directors shall be elected by a plurality of the votes cast in person or by proxy at the meeting at which a quorum is present. For purposes of this Article 9, a majority of the votes cast means that the number of shares voted “for” a nominee exceeds the shares voted “against” or “withheld” with respect to the nominee; abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the vote.

A Director may be removed from office but only for “cause” by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of Directors, considered for this purpose as one class. “Cause” shall be defined for purposes of this Article 9 as (i) a felony conviction of a Director or the failure of a Director to contest prosecution for a felony; (ii) conviction of a crime involving moral turpitude; or (iii) willful and continued misconduct or gross negligence by a Director in the performance of his duties as a director.

Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of Directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of this Article 9.

10.    To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, , a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 10 by the shareholders of the Corporation shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

11.    The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, medical director or officer or is or was serving at the request of the Corporation as a director, medical director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses prior to the final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

The indemnification and advancement of expenses provisions of this Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

12.    The Bylaws of this corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

13.    The Corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation, or (b) the holders of at least fifteen (15%) percent of the voting power of the Common Stock sign, date, and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.